Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM TO BE ACQUIRED BY STEINHOFF INTERNATIONAL FOR $64.00 PER SHARE IN CASH

HOUSTON, August 8, 2016 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (“Mattress Firm” or the “Company”) (NASDAQ: MFRM), the nation’s largest mattress retailer, today announced that the Company and Steinhoff International Holdings N.V. (“Steinhoff”) (FRANKFURT: SNH) have entered into a definitive merger agreement under which Steinhoff will, subject to the successful consummation of a cash tender offer and satisfaction of other customary closing conditions, acquire Mattress Firm for $64.00 per share in cash, which represents a premium of 115% over the Company’s closing stock price of $29.74 on Friday, August 5, 2016. This represents a total equity value of approximately $2.4 billion and an enterprise value of approximately $3.8 billion, including net debt. The merger agreement, which has been unanimously approved by the Mattress Firm board of directors and the management and supervisory boards of Steinhoff, will create the world’s largest multi-brand mattress retail distribution network.

Pursuant to the terms of the merger agreement, a wholly owned subsidiary of Steinhoff will commence a tender offer to purchase the outstanding shares of Mattress Firm common stock at a price of $64.00 per share in cash. The acquisition is expected to close by or around the end of the third calendar quarter, subject to regulatory approvals, and satisfaction of a majority tender condition and other customary closing conditions. The transaction is not subject to any financing condition.

At the close of the transaction, Mattress Firm will operate as a subsidiary of Steinhoff from Mattress Firm’s current headquarters in Houston, Texas. Both Steve Stagner, executive chairman and chairman of the board of Mattress Firm, and Ken Murphy, president and CEO of Mattress Firm, will remain in their positions with Mr. Stagner also joining Steinhoff’s executive committee.

“The Mattress Firm board believes that the transaction provides significant value to our stockholders through the premium to our share price and the immediate liquidity at closing, while giving Mattress Firm an ideal partner with a proven track record in the complete mattress supply chain including the retail and manufacture of mattresses,” said Mr. Stagner. “This expertise will complement our diverse selection of products provided by our valuable partners. Steinhoff’s management team shares our vision for the growth and expansion of Mattress Firm and, as such, we believe they are the right long-term partner for our customers, employees, suppliers and other stakeholders.”

“Today’s announcement marks an exciting new chapter for Mattress Firm that will open up future opportunities for our employees, our customers and our business partners,” said Mr. Murphy. “We remain focused on our long-term strategy to build a national chain under one banner in the U.S. and we will continue activating and unlocking the true power of all of the assets we have assembled to truly become the preferred choice for better sleep.”

Steinhoff is an integrated retailer that manufactures, sources and sells furniture, household goods and clothing in Europe, Africa and Australasia. They operate more than 40 brands in 30 countries. Steinhoff has a primary listing on the Frankfurt Stock Exchange and a secondary listing on the Johannesburg Stock Exchange.

“The boards of Steinhoff and its management team are enthusiastic about the opportunities this transaction creates,” said Markus Jooste, CEO of Steinhoff. “This transaction will allow Steinhoff to not only enter the U.S. market with an industry leading partner and a national supply chain, but it will also expand Steinhoff’s global market reach in the core product category of mattresses. The Mattress Firm brand and speciality retail

5815 Gulf Freeway • Houston, TX • 77023 • Phone: +1 713-923-1090 • Fax: +1 713-923-1096

concept are a strong complement to the Steinhoff group retail brand portfolio in the many geographies where the group operates.

Steinhoff recognizes the strength of Mattress Firm’s experienced and entrepreneurial management team and its proven track record of delivering growth, profitability and leadership in the U.S. retail mattress market. We look forward to welcoming Mattress Firm employees to be part of the one of the world’s leading multi-format retailers.”

Strategic Rationale

•                  Mattress Firm is the leading mattress retailer in the fragmented U.S. household goods market

•                  More than 3,500 stores in 48 states with 2015 pro forma sales of $3.5 billion

•                  Best-in-class distribution network with 75 distribution centers across the U.S.

•                  Creates the world’s largest multi-brand mattress retail distribution network

•                  Experienced Mattress Firm management team with a proven track record of integrating acquisitions in the U.S. market

•                  Strong recurring free cash flow and low maintenance capex needs

•                  Enhances Steinhoff’s free cash flow generation over time

•                  Leverages Steinhoff’s global sourcing capabilities with additional economies of scale

•                  Attractive U.S. market with high disposable consumer income

•                  Further diversification of Steinhoff’s European and African operations

Advisors

Barclays acted as exclusive financial advisor to Mattress Firm and provided a fairness opinion to the Company. Ropes & Gray LLP acted as legal counsel to Mattress Firm in connection with the transaction. Linklaters LLP acted as legal counsel to Steinhoff in connection with the transaction.

Forward-looking Statements

This press release contains forward-looking statements regarding Mattress Firm, including, but not limited to, statements related to the anticipated consummation of the tender offer by Steinhoff for Mattress Firm common stock and the timing and benefits thereof, and estimated future financial results, regulatory submissions and performance of Mattress Firm’s business in mattresses and related products and accessories, as well as other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Steinhoff’s ability to complete the transaction on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions such as, without limitation, Mattress Firm stockholders not tendering shares in the tender offer; the possibility that competing offers will be made; that a material adverse effect occurs with respect to Mattress Firm;  disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the outcome of legal proceedings that may be instituted against Mattress Firm and/or others related to the proposed transaction and those other risks detailed under the caption “Risk Factors” and elsewhere in Mattress Firm’s U.S. Securities and Exchange Commission (“SEC”) filings and reports, including in Mattress Firm’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2016 and Annual Report on Form 10-K for the year ended February 2, 2016, which are filed with the SEC. Mattress Firm cautions investors not to place considerable reliance on the forward-looking statements contained in this communication. Mattress Firm undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Additional Information Regarding the Transaction and Where to Find It

The tender offer described here, which has not yet commenced, will be made for the common stock, par value $0.01 per share, of Mattress Firm. This announcement is not a recommendation, an offer to purchase or a

5815 Gulf Freeway • Houston, TX • 77023 • Phone: +1 713-923-1090 • Fax: +1 713-923-1096

solicitation of an offer to sell shares of Mattress Firm stock.  Neither Steinhoff nor any of its wholly owned subsidiaries has commenced the above-referenced tender offer.  Upon commencement of the tender offer, Steinhoff, Stripes US Holding, Inc. and Stripes Acquisition Corp.  will file with the SEC a Tender Offer Statement on Schedule TO. Following commencement of the tender offer, Mattress Firm will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9.  Stockholders are urged to read the Tender Offer Statement Offer (including the offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 when such documents become available, as they will contain important information, including the terms and conditions of the tender offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at http://www.sec.gov, or from Mattress Firm upon written request to Secretary, Mattress Firm Holding Corp., 5815 Gulf Freeway, Houston, Texas 77023, telephone number (713) 923-1090 or from Mattress Firm’s website, http://ir.mattressfirm.com. Such materials filed by Steinhoff will also be available for free at Steinhoff’s website, http://www.steinhoff.com.

About Steinhoff International Holdings N.V.

Steinhoff International Holdings N.V. (“Steinhoff”) is a leading retailer that manufactures, sources and retails furniture, household goods and clothing in Europe, Africa and Australasia.  Retail operations are positioned towards value conscious consumer segments, providing them with affordable products through a vertically integrated supply chain.  Steinhoff operates more than 40 brands through 6,500 stores.  Steinhoff employs over 100,000 people and has a presence in 30 countries worldwide.  Founded in 1964, the company is traded on the Frankfurt Stock Exchange (FSE) and Johannesburg Stock Exchange (JSE) and headquartered in Stellenbosch, South Africa.

About Mattress Firm Holding Corp.

With more than 3,500 company-operated and franchised stores across 48 states, Mattress Firm Holding Corp. (NASDAQ: MFRM) has the largest geographic footprint in the United States among multi-brand mattress retailers. Founded in 1986, Houston-based MFRM is the nation’s leading specialty bedding retailer with over $3.5 billion in pro forma sales in 2015. MFRM, through its brands including Mattress Firm, Sleepy’s and Sleep Train, offers a broad selection of both traditional and specialty mattresses, bedding accessories and other related products. More information is available at www.mattressfirm.com. The Company’s website is not part of this release.

Steinhoff Contact:

Mariza Nel

Director, Corporate Services (Investor Relations)

+27 (0)21 808 0711

Mattress Firm Investor Relations Contact:

Scott McKinney

Vice President of Investor Relations

ir@Mattress Firm.com

+1 713-328-3417

Mattress Firm Media Contact:

Erica Martinez, Jackson Spalding

emartinez@jacksonspalding.com

+1 214-269-4404

5815 Gulf Freeway • Houston, TX • 77023 • Phone: +1 713-923-1090 • Fax: +1 713-923-1096